THIS AGREEMENT made as of the 11th day of July, 2008

BETWEEN:

Queensland Potash Pty Ltd, an Australian corporation of 1730 Gold Coast Hwy, Surfers Paradise, Queensland 4217, Australia, (“QPPL”)

OF THE FIRST PART

AND:

Capital Resource Alliance, Inc. a Colorado corporation, of 1013 First Avenue North West, Calgary, Alberta, Canada T2N 088 (“CAAL”)

OF THE SECOND PART.

WHEREAS:

A. QPPL maintains control, subject to all appropriate local and governmental approvals and environmental considerations, of  mineral Property identified as EPM application Number: 17503, (the “Property”) situated in North Queensland, Australia; and

B. CAAL wishes to purchase from QPPL an interest in the Property and to purchase all Mineral Rights and/or any other commodity of value as further defined in this agreement (the “Interest”) all on the terms and subject to the conditions set out herein.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto represent, warrant, covenant and agree as follows:

1. Definitions

“Allowable Expenses” Those operating costs to be deducted by QPPL prior to any payment being made to CAAL namely: exploration costs, processing costs, extraction costs, mining costs, management charges relating to the foregoing, any debt service or interest charges but specifically not to include any allocation of indirect overhead or dividends but so that all of the foregoing are costs exclusively related to activities relating to the Interest as directed by CAAL.

 “the Interest or Interests” that sub area of the Property held by QPPL amounting to approximately 5 square miles juxtaposed to exploration hole Bonnie 1 as more particularly defined in Appendix 1 to this Agreement.

“the Property” a property defined by EPM Application Number: 17503 and associated and contiguous claims, situated in North Queensland, Australia

2. Agreement to Transfer the Interest

Upon signature QPPL agrees to transfer to CAAL undivided legal and beneficial ownership of the Interest free and clear of all liens, charges, taxes, encumbrances and other claims of any kind, (subject to all appropriate local and governmental approvals and environmental considerations)   on the terms and conditions set out herein.

3. Completion of Transfer of the Interest

QPPL shall promptly execute and deliver to CAAL such assignments, transfers and other documents as are necessary or desirable for CAAL to transfer and convey to CAAL the Interest to CAAL free and clear of all liens, charges, encumbrances and other claims of any kind (but subject to all appropriate local and governmental approvals and environmental considerations), including (if requested by CAAL) to register CAAL as the owner thereof in all applicable and desirable offices of public record and other governmental registries,  assignment, transfer and other documents.  If any local or national governmental approvals are required or if there are any environmental considerations, each of QPPL and CAAL shall use reasonable commercial efforts to obtain such approvals and resolve such environmental considerations and if necessary the completion of the transfer of the Interest shall be deferred until such approvals can be obtained and such considerations can be resolved to the reasonable satisfaction of the parties.

4. Operation of properties and access pending transfer

4.1. The parties to this agreement acknowledge that formal transfer of the Interest may take time to be completed. Pending this completion QPPL acknowledges that it holds the Interest which is the subject of this agreement on trust for CAAL and will only deal with the Interest during the transfer period as instructed by CAAL.

4.2. QPPL hereby grants to CAAL all of the rights held by QPPL to enter upon the Property and to deal with the Interest as if it were the absolute owner thereof

4.3. The access rights granted under Clause 4.2 shall be effective until such time as the Interest is transferred into the name of CAAL.

5. Consideration Payable by CAAL

CAAL agrees to pay to QPPL the sum of US$3,250,000 (three million two hundred and fifty thousand United States dollars) payable as to US$250,000 (two hundred and fifty thousand United States dollars) within 20 business days of the execution of this agreement, US$250,000 (two hundred and fifty thousand United States dollars) within 40 business days of the execution of this agreement and US$250,000 (two hundred and fifty thousand United States dollars) within 60 business days of the execution of this agreement in cash to be paid by wire transfer as instructed in writing by QPPL and as to US$2,500,000 (two million five hundred thousand United States dollars) net of stock at a maximum price of $1 per share to be delivered as instructed in writing by QPPL.

6. Representations and Warranties

QPPL hereby represents and warrants to CAAL as follows, and acknowledges that CAAL is relying on such representations and warranties in entering into this Agreement:

6.1. Under an agreement dated 1st June 2008 all interests in the Property were transferred to QPPL by Circle Resources Pty Ltd;

6.2. Under this agreement QPPL becomes the sole legal and beneficial owner of the Property free and clear of all liens, charges, encumbrances and other claims of any kind (but subject to all appropriate local and governmental approvals and environmental considerations);

6.3. Any mineral claims related to the Property and comprised in the Interest have been duly and validly located and recorded in accordance with all applicable laws, and are valid and subsisting mineral claims as of the date of execution of this Agreement;

6.4. Any mineral claims comprised in the Property and the Interest are in good standing, free and clear of all liens, charges, encumbrances and other claims of any kind;

6.5. QPPL has the exclusive right and authority to enter into this Agreement and to transfer the Interest in accordance with the terms hereof;

6.6. QPPL shall advise CAAL of all reports, maps, assay results, engineering reports and other relevant data and studies relating to the Property of which QPPL is or becomes aware, and QPPL shall deliver copies of such materials to CAAL that can be obtained, acting reasonably.

7. Maintenance and operation of the Interest

7.1. During the term of this Agreement CAAL shall be solely responsible for the costs of management and control of the Interest, including, without limitation, payment of all taxes relating to the Interest, payment of all liens, charges, encumbrances and other claims against the Interest and fulfillment of all terms and conditions necessary or desirable to permit further drilling, development and mining of the Interest.

7.2. QPPL hereby undertakes to explore and operate the Interest under the direction of CAAL subject to the deduction of all Allowable Expenses.

8. Obtaining Necessary Approvals

If any of the transactions contemplated by this Agreement require any approval of any government or quasi-governmental authority, including without limitation any stock exchange, securities commission, superintendent of brokers or similar authority, each of the parties hereto shall co-operate with the other and shall use his or its reasonable commercial efforts to obtain such approvals, and the day for entering into or completing the transaction which is subject to any such approval shall be extended for such period of time as is necessary to obtain such approval or approvals.

9. Indemnity

QPPL shall indemnify and save CAAL. harmless from all losses, damages, costs, actions and claims arising out of, or in any way connected with, any inaccuracy, miss-statement, omission or breach made by it in relation to any representation, warranty, covenant, agreement or other obligation set out herein.

All notices and communications required or permitted to be given under this Agreement shall be in writing and may be delivered by delivery or by prepaid registered or certified mail to the address of the party first set out herein or at such other address as the parties may from time to time designate in writing.  Where such notice or communication is sent by prepaid registered mail, it shall be conclusively deemed to have been received on the fourth business day following mailing unless there is a strike, lockout or similar event involving an interruption in postal service, in which case all notices and communications shall be personally delivered or shall be to the addresses for the parties set out on page 1 of this Agreement.

10. Further Assurances

Each of the parties hereto shall promptly do, make, execute, or deliver or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and to implement to their full extent the provisions of this Agreement.

11. Interpretation

The inclusion of headings in this Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.  In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.  This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and there are no representations, oral agreements, waivers or amendments to or in respect of this Agreement or the subject matter hereof except as set out in writing and signed by the parties to be bound thereby.  Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction or an arbitrator shall not affect the validity or enforceability of any other provision hereof. .

12. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Queensland, Australia and the parties hereto submit to the exclusive jurisdiction of the Australian courts.

13. Benefit

This Agreement shall enure to the benefit of and shall be binding upon the parties hereto, their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.  This Agreement will not be assignable by CAAL, either in whole or in part, without the prior written consent of QPPL.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

QUEENSLAND POTASH PTY LTD   Per:    Authorized Signatory

Witness

_____________________________________ CAPITAL RESOURCE ALLIANCE, Inc.

Per:               .  Authorized Signatory

Witness            .

APPENDIX 1

Map shown for reference only